                                                            Registration No. 33-

    As filed with the Securities and Exchange Commission on October 24, 1997

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------
                             CORRPRO COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     OHIO                                 34-1422570
        (State or Other Jurisdiction of                (I.R.S. Employer
        Incorporation or Organization)                Identification No.)

                              1090 ENTERPRISE DRIVE
                               MEDINA, OHIO 44256
                                 (330) 723-5082
           (Address of Principal Executive Offices Including Zip Code)

                                 ---------------

                        1997 LONG-TERM INCENTIVE PLAN OF
                             CORRPRO COMPANIES, INC.
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           OF CORRPRO COMPANIES, INC.
                            (Full Title of the Plans)

                                 ---------------

                                                                                          COPY TO:
                    NEAL R. RESTIVO                                                     DAVID INGLIS
    SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,                      BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP
                SECRETARY AND TREASURER                                           2300 BP AMERICA BUILDING
                CORRPRO COMPANIES, INC.                                               200 PUBLIC SQUARE
                 1090 ENTERPRISE DRIVE                                           CLEVELAND, OHIO  44114-2378
                  MEDINA, OHIO 44256                                                   (216) 363-4500
                    (330) 723-5082

           (Name and Address Including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE

                                     Amount to be        Proposed Maximum          Proposed Maximum           Amount of
Title of Securities to be Registered Registered(1)  Offering Price per Share(2) Aggregate Offering Price(2) Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value  1,078,590 shares           12 7/8                    $13,886,846             $4,208.14
=============================================================================================================================

-----------------------

(1)This Registration Statement also includes an indeterminable number of shares of Common Stock which may be issued under the anti-dilution provisions of the plans.

(2)Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on October 20, 1997 as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. and the 1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies, Inc. as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

        The documents listed below are incorporated by reference in this Registration Statement, and all documents concurrently and subsequently filed by Corrpro Companies, Inc., pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (File No. 001-12282).

         (2) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission of July 31, 1997 (File No. 001-12282).

         (3) The Company's Quarterly Report on Form 10-Q filed on July 31, 1997 (File No. 001-12282).

         (4) The description of the Company's Common Stock contained in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 29, 1993 (File No. 33-64482).

        For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.   Description of Securities.

        Not Applicable

Item 5.   Interests of Named Experts and Counsel.

        Not Applicable

Item 6.   Indemnification of Directors and Officers.

        The Ohio Revised Code authorizes Ohio corporations to indemnify directors and officers from liability if the director or officer acted in good faith and in a manner reasonably believed by the director or officer to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, if the director or officer had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if (a) the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determined such person is fairly and reasonably entitled to indemnification, or (b) the liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Revised Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to directors and officers under the articles of incorporation or code of regulations of the corporation or any agreement between directors and officers and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as a director or officer, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Revised Code.

        The Registrant's Code of Regulations provide for the indemnification of directors and officers of the Registrant and, as authorized by the Board of Directors of the Registrant, to the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that such director or officer was a party to by reason of the fact that he or she is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification.

        The Registrant maintains a directors and officers insurance policy which provides a reimbursement to the directors and officers of the Registrant for legal fees and expenses resulting from the defense of certain judicial or administrative proceedings initiated against the director or officer as a result of his or her conduct or actions in his or her capacity as a director or officer of the Registrant and provides reimbursement to the Registrant for costs the Registrant has incurred as a result of indemnifying its directors and officers.

        The Registrant has entered into indemnification agreements with its directors and certain of its executive officers which provide for indemnification to the fullest extent allowed under Ohio law and the maintenance of the Registrant's directors and officers insurance policy.

Item 7.   Exemption from Registration Claimed.

        Not Applicable

Item 8.   Exhibits.

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 33-74814).

         4.2 Amended and Restated Code of Regulations of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, Registration No. 33-74814).

         4.3 Description of Registrant's Common Stock (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 29, 1993, Registration No. 33-64482).

         4.4      1997 Long-Term Incentive Plan of Corrpro Companies, Inc.

         4.5 1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies, Inc.

         5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, outside counsel to the Company, regarding legality.

         23.1     Consent of KPMG Peat Marwick LLP, independent auditors.

         23.2 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

Item 9.   Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the 1933 Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                                    (2) That, for the purpose of determining any
                           liability under the 1933 Act, each such
                           post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3) To remove from registration by means of
                           a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The undersigned registrant hereby undertakes
                  that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities
                  arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Ohio, on this 23rd day of October, 1997.

                                   CORRPRO COMPANIES, INC.
                                   (Registrant)

                                   By:      /s/ Joseph W. Rog
                                      ---------------------------------------
                                        Joseph W. Rog,
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph W. Rog and Neal R. Restivo, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Dated:      October 23, 1997                                  /s/ Joseph W. Rog
                                                              -----------------------------------------------
                                                              Joseph W. Rog,
                                                              Chairman of the Board of Directors, President
                                                              and Chief Executive Officer

Dated:      October 23, 1997                                  /s/ Neal R. Restivo
                                                              -----------------------------------------------
                                                              Neal R. Restivo,
                                                              Senior Vice President, Chief Financial Officer,
                                                              Secretary and Treasurer

Dated:      October 23, 1997                                  /s/ David H. Kroon
                                                              -----------------------------------------------
                                                              David H. Kroon,
                                                              Director


Dated:      October 23, 1997                                  /s/ Barry W. Schadeck
                                                              -----------------------------------------------
                                                              Barry W. Schadeck,
                                                              Director


Dated:      October 23, 1997                                  /s/ Robert E. Hodge
                                                              -----------------------------------------------
                                                              Robert E. Hodge,
                                                              Director

Dated:      October 23, 1997                                  /s/ C. Richard Lynham
                                                              -----------------------------------------------
                                                              C. Richard Lynham,
                                                              Director


Dated:      October 23, 1997                                  /s/ Warren F. Rogers
                                                              -----------------------------------------------
                                                              Warren F. Rogers,
                                                              Director


Dated:      October 23, 1997                                  /s/ Walter W. Williams
                                                              -----------------------------------------------
                                                              Walter W. Williams,
                                                              Director

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                    EXHIBIT DESCRIPTION                                                            PAGE NO.
-----------                    -------------------                                                            --------
4.1               Amended and Restated Articles of Incorporation of the Company
                  (incorporated by reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form S-8, Registration No. 33-74814).                                              *

4.2               Amended and Restated Code of Regulations of the Company
                  (incorporated by reference to Exhibit 3.3 to the Company's Registration
                  Statement on Form S-8, Registration No. 33-74814).                                              *

4.3               Description of Registrant's Common Stock (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed with the
                  Securities and Exchange Commission on September 29, 1993,
                  Registration No. 33-64482).                                                                     *

4.4               1997 Long-Term Incentive Plan of Corrpro Companies, Inc.

4.5               1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies,
                  Inc.

5.1               Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, outside counsel to the Company, regarding legality.

23.1              Consent of KPMG Peat Marwick LLP, independent auditors.

23.2              Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in its
                  opinion filed as Exhibit 5.1 to this Registration Statement).                                 N/A


*    Incorporated herein by reference as indicated.